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                                                                 Exhibit 23.1

                    CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts", "Selected Historical Consolidated Financial Data" and "Unaudited Pro Forma Consolidated Financial Data" and to the use of our report dated January 30, 2001, except for Note 18 as to which the date is March 8, 2001 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-58330) and related Prospectus of Argosy Gaming Company for the registration of $150,000,000 of 10-3/4% Senior Subordinated Notes due 2009.

We also consent to the incorporation by reference therein of our report dated January 30, 2001, with respect to the financial statement schedule of Argosy Gaming Company for the years ended December 31, 2000, 1999 and 1998 included in the Annual Report (Form 10-K) for 2000 filed with the Securities and Exchange Commission.

We also consent to the use of our report dated March 26, 1999, with respect to the financial statements for the year ended December 31, 1998, of Empress Casino Joliet Corporation included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-58330).

                                           /s/ Ernst & Young LLP

Chicago, Illinois
June 19, 2001